FOR IMMEDIATE RELEASE

Contact:
James D. Nesci
President and Chief Executive Officer BlueFoundryBank.com jnesci@bluefoundrybank.com
201-972-8900

Blue Foundry Bancorp Schedules Third Quarter 2021 Earnings Conference Call

RUTHERFORD, NJ, October 8, 2021 — Blue Foundry Bancorp (NASDAQ: BLFY) (the “Company”), the holding company for Blue Foundry Bank, announced that it will release financial results for the quarter ended September 30, 2021 on the morning of Friday, October 22, 2021. A copy of the earnings release will be available on the Company’s website, https://ir.bluefoundrybank.com/, in the News section and at the SEC’s website, www.sec.gov.

Representatives of the Company will hold a conference call for investors on Friday, October 22, 2021 at 11:00AM (EST) to discuss the Third Quarter 2021 earnings. The conference call will be recorded and will be available on the Company’s website for one month.

We encourage participants to pre-register for the webcast by using the link below to listen to the call. Upon registration, participants will immediately receive an online confirmation, an email and a calendar invitation for the event.

Webcast pre-registration link: https://event.on24.com/wcc/r/3391088/87DCAB53EDD9A1491812C009AC46F42A

Participants who wish to ask questions or are unable to join via webcast may dial-in on the day of the call:

Participants Dial-In Information:
United States: 1 844 200 6205 (Toll Free)
United States (Local): 1 646 904 5544 (Local)
All Other Locations: + 1 929 526 1599
Access code: 970273

About Blue Foundry Bancorp and Blue Foundry Bank
Blue Foundry Bancorp is the holding company for Blue Foundry Bank, a New Jersey-based bank with over $2 billion in assets operating from 16 branches in northern New Jersey. For over 140 years, Blue Foundry Bank has served the local communities where it operates and has deep and longstanding relationships with its business and retail customers as well as local municipalities.

Forward Looking Statements
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They may or may not include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include conditions related to the global coronavirus pandemic, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.